EXHIBIT 10.54

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT to REGISTRATION RIGHTS AGREEMENT (the “Amendment”) is made and entered into this 26th day of March, 2007, by and between Smart Online, Inc. (the “Company”) and _______________________ (the “Investor”).

WITNESSETH:

WHEREAS, the Company and the Investor entered into a certain Registration Rights Agreement dated February 21, 2007 (the “Agreement”); and

WHEREAS, the Agreement provides that the Company is required to pay a cash registration penalty payment to the Investor on March 26, 2007 (the “Initial Penalty”) if the Company had not filed the Registration Statement (as defined in the Agreement) with the Securities and Exchange Commission (the “SEC”) by the Required Filing Date (as defined in the Agreement) and is required to pay additional cash registration penalty payments on each 30th day anniversary after the Required Filing Date (the “Additional Penalties”) until such time that the Company files the Registration Statement with the SEC; and

WHEREAS, the Required Filing Date was March 23, 2007, and the Company was unable to file the Registration Statement with the SEC, making the Initial Penalty due and payable to the Investor on March 26, 2007; and

WHEREAS, as a shareholder in the Company, the Investor desires to support the Company in its efforts to file the Registration Statement in a timely manner without incurring undue expense; and

WHEREAS, the Investor and the Company have agreed to amend the Agreement to extend the Required Filing Date to April 3, 2007 and to provide that the Initial Penalty and the Additional Penalties related to the filing of the Registration Statement shall not be due and payable to the Investor if the Company files the Registration Statement by April 3, 2007; and

WHEREAS, the Investor and the Company have agreed to amend the Agreement to provide that if the Company has not filed the Registration Statement with the SEC by April 3, 2007, the Company will be required to pay the Investor the Initial Penalty on April 4, 2007 and the Additional Penalties shall be due and payable on each 30th day anniversary after March 26, 2007, the date on which the Initial Penalty was due and payable; and

NOW, THEREFORE, in consideration of the premises and the agreements of the parties set forth herein, the adequacy and sufficiency of which are acknowledged, the parties hereto agree as follows:

1.	Amendment of Agreement.

(a)	The existing Paragraph 1(a) of the Agreement is hereby deleted in its entirety and the following substituted therefor:

(a)
subject to receipt of necessary information from the Investors, prepare and file with the Securities and Exchange Commission (“SEC”), within forty-one (41) calendar days after the Closing Date (the “Required Filing Date”), a Registration Statement on Form S-1 to enable the resale of the Shares by the Investors from time to time;

(b) The existing Paragraph 1(b) of the Agreement is hereby deleted in its entirety and the following substituted therefor:

(b)
use its best efforts, subject to receipt of necessary information from the Investors, to cause the Registration Statement to become effective as soon as practicable, but in no event later than sixty (60) days after the Required Filing Date of the Registration Statement with the SEC or ninety (90) days after the Required Filing Date if the Registration Statement is reviewed by the SEC (the “Required Effective Date”). If the Registration Statement (i) has not been filed by the Required Filing Date or (ii) has not been declared effective by the SEC on or before the Required Effective Date, then the Company shall on the first business day after the Required Filing Date if not filed or the Required Effective Date if not declared effective, as the case may be, make a payment to the Investor as compensation for such delay an amount equal to one percent (1%) of the Purchase Price paid for the Shares purchased by the Investor, and on each 30th day anniversary after March 26, 2007 if not filed or after the Required Effective Date if not declared effective, as the case may be, make a payment to the Investor as compensation for such delay an amount equal to one-half percent (0.5%) of the Purchase Price paid for the Shares purchased by the Investor (collectively, the “Late Registration Payments”), until the Registration Statement is filed or declared effective by the SEC, as the case may be. Notwithstanding the foregoing, in no event shall the total of all Late Registration Payments exceed in the aggregate ten percent (10%) of such Purchase Price. Late Registration Payments, if any, will be prorated on a daily basis and will be paid to Investor by wire transfer or check within five (5) Business Days after the date that each payment is due;

2.    Ratification. Except as expressly amended by this Amendment, the terms and conditions of the Agreement are hereby ratified and confirmed to be in full force and effect without modification or revision, and are hereby incorporated as if fully set forth herein. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.    No Novation. The parties agree that the execution of this Amendment shall constitute an amendment to the Agreement and shall not be construed as a novation of the Agreement. The parties hereby acknowledge their intent that this Amendment will not disturb the existing rights, remedies and obligations created under the Agreement.

[Signature on Following Page]

Signature Page to Amendment to Registration Rights Agreement

IN WITNESS WHEREOF, the Company and the Investor have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.

_____________________________ By: Its: ____________________ By: Its: SMART ONLINE, INC. By: ____________________________ Name: Title: